Exhibit 21.1
Black Creek Industrial REIT IV Inc. Entities
(as of December 31, 2018)

ENTITY NAME	DOMESTIC JURISDICTION	FOREIGN QUALIFICATION
BCI IV Acquisitions LLC	Delaware	n/a
BCI IV Addison DC II LLC	Delaware	Illinois
BCI IV Advisors LLC	Delaware	Colorado
BCI IV Advisors Group LLC	Delaware	Colorado
BCI IV Airport IC GP LLC	Delaware	n/a
BCI IV Airport IC LP	Delaware	California
BCI IV Elgin DC LLC	Delaware	Illinois
BCI IV Executive Airport DC Holdco LLC	Delaware	n/a
BCI IV Executive Airport DC LLC	Delaware	Nevada
BCI IV Fontana DC GP LLC	Delaware	n/a
BCI IV Fontana DC LP	Delaware	California
BCI IV Gothard IC GP LLC	Delaware	n/a
BCI IV Gothard IC LP	Delaware	California
BCI IV Iron Run DC LLC	Delaware	Pennsylvania
BCI IV LOC Lender LLC	Delaware	n/a
BCI IV Medley IC LLC	Delaware	Florida
BCI IV Midway IC LLC	Delaware	Maryland
BCI IV Ontario DC GP LLC	Delaware	n/a
BCI IV Ontario DC LP	Delaware	California
BCI IV Ontario IC GP LLC	Delaware	n/a
BCI IV Ontario IC LP	Delaware	California
BCI IV Operating Partnership LP	Delaware	Colorado
BCI IV Park 429 Logistics Center LLC	Delaware	Florida
BCI IV Pescadero DC GP LLC	Delaware	n/a
BCI IV Pescadero DC LP	Delaware	California
BCI IV Property Management LLC	Delaware	n/a
BCI IV Services LLC	Delaware	n/a
Black Creek Industrial REIT IV Inc.	Maryland	Colorado